Ingersoll Rand Reports First-Quarter EPS from
Continuing Operations of $0.27, Reaffirms Full-Year 2014 EPS Outlook

●	First-quarter continuing earnings per share (EPS) of $0.27; adjusted EPS of $0.29 excluding $(0.02) of restructuring costs compared with 2013 adjusted EPS of $0.22

●	Revenues of $2.7 billion in the first quarter, up 3 percent compared with 2013

●	Q1 2014 operating margin of 5.7 percent, adjusted operating margin of 6.0 percent excluding restructuring costs

●	Full-year 2014 EPS from continuing operations forecast remains $2.95 to $3.10 and $3.05 to $3.20, excluding restructuring and other one-time costs

Swords, Ireland, April 23, 2014 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating and sustaining safe, comfortable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.27 for the first quarter of 2014.
The company reported net earnings of $79.0 million, or EPS of $0.28, for the first quarter of 2014. First-quarter net earnings included $76.1 million, or EPS of $0.27, from continuing operations, as well as net earnings of $2.9 million, or EPS of $0.01 from discontinued operations. Results for the first quarter of 2014 included $8.9 million, or ($0.02) per share, of restructuring charges. This compares with net earnings of $88.0 million, or EPS of $0.29, for the 2013 first quarter. First-quarter 2013 net earnings included $50.5 million, or EPS of $0.17, from continuing operations, as well as net earnings of $37.5 million, or EPS of $0.12 from discontinued operations. The first quarter of 2013 included $22.1 million of restructuring costs equal to ($0.05) per share. Excluding restructuring, 2014 adjusted EPS from continuing operations was $0.29 and increased by $0.07, or 32 percent year-over-year (see attached tables for additional details).
“We delivered strong operating performance in the first quarter, achieving adjusted EPS above the top end of our guidance range with a 32 percent year-over-year increase,” said Michael W. Lamach, chairman and chief executive officer. “The effective application of our growth strategy and continuing use of our business operating system to guide our operational excellence efforts contributed to the first quarter year-over-year margin expansion of 60 basis points. These results, coupled with our balanced capital allocation strategy, further demonstrate our efforts to enhance shareholder returns while continuing to invest in the long-term success of our business.”

Additional Highlights from the 2014 First Quarter
Revenues: The company’s reported revenues increased by 3 percent to $2,723 million, compared with revenues of $2,639 million for the 2013 first quarter. Total U.S. revenues were up 3 percent compared to 2013, and revenues from international operations also increased 3 percent (up 4 percent excluding currency).

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Operating Margin: The first-quarter operating margin was 5.7 percent compared with 4.5 percent in 2013. Adjusted for restructuring, the operating margin for the first quarter of 2014 was 6 percent, compared with the adjusted margin for the first quarter of 2013 of 5.4 percent. The year-over-year 60 basis point margin improvement was due to higher volume, gains from productivity initiatives and pricing, partially offset by inflation and an increase in investment spending.
Interest Expense and Other Income/Expense: Interest expense of $52 million for the first quarter of 2014 declined by $8.6 million compared with the same period last year. Other income totaled $2.2 million for the first quarter of 2014, compared with $0.5 million of income for the 2013 first quarter.
Taxes: The company had an effective tax rate of 23.3 percent in the first quarter of 2014. The effective rate for the first quarter of 2013 was 7.5 percent.

First-Quarter Business Review
[Note: Adjusted margins for 2013 and 2014 exclude restructuring costs - see attached tables for additional details]
The Climate Segment delivers energy-efficient solutions globally and includes Trane® and American Standard® Heating and Air Conditioning which provides heating, ventilation and air conditioning (HVAC) systems and commercial and residential building services, parts, support and controls; and Thermo King®, the leader in transport temperature control solutions. Revenues for the first quarter of 2014 were $2,041 million and increased 4 percent compared with the first quarter of 2013. Bookings increased 7 percent year-over-year.
On a year-over-year basis, total commercial HVAC revenues increased by a low-single digit percentage with low-single digit percentage year-over-year gains in equipment revenues and a mid-single digit revenue increase in parts, service and solutions. Commercial HVAC revenues in North America were flat in the quarter compared with last year and increased by a mid-single digit percentage in overseas operations. First-quarter 2014 commercial HVAC bookings reflect a low-single digit percentage increase compared with last year.
Total Thermo King refrigerated transport revenues increased by a low-teens percentage in the first quarter compared with last year with strong gains in all major product categories. Bookings increased by a high-teens percentage in the first quarter of 2014, primarily due to strong orders in European truck and trailer and marine containers.
Residential HVAC revenues increased by a mid-single digit percentage in the first quarter compared with 2013, with volume gains in all major product categories. Bookings increased by a low-teens percentage compared with last year.
First-quarter 2014 segment operating margin was 6.4 percent (6.6 percent adjusted operating margin), compared with 3.7 percent (4.5 percent adjusted operating margin) last year. The year-over-year margin improvement was due to higher volumes, pricing, productivity actions and lower restructuring costs, partially offset by inflation and higher investment spending.
The Industrial Segment delivers products and services that enhance energy efficiency, productivity and operations. It includes Ingersoll Rand® compressed air systems and services, power tools and material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and rough terrain vehicles. Total revenues in the first quarter of $682 million increased slightly compared with the first quarter of 2013. Bookings were down by low-single digits compared with last year.
Revenues for air compressors and industrial products increased by a low-single digit percentage compared with the first quarter of 2013 with gains in all major geographic regions. Bookings declined by a low-single digit percentage compared with last year.
Club Car revenues declined by a high-single digit percentage compared with the first quarter of 2013, as gains in golf car revenues were offset by declines in utility vehicles and lower aftermarket sales. Club Car’s

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first quarter operating results were adversely impacted by weather-related issues which caused production and shipment delays during the quarter.
First-quarter segment operating margin for Industrial was 11.6 percent (12.1 percent adjusted operating margin) compared with 14.8 percent (15.2 percent adjusted operating margin) last year. The decline in operating margin was due to negative product mix, inflation, higher investments and weather related production and shipment delays.

Balance Sheet
At the end of the first quarter, working capital was 4.4 percent of revenues, compared with 3.7 percent in 2013. Cash balances and total debt balances were $898 million and $3.5 billion, respectively.

Share Repurchase
During the first quarter of 2014, the company repurchased approximately 13 million shares for approximately $800 million, completing a $2 billion program approved by the board of directors in December 2012. The company’s board of directors approved a new $1.5 billion share repurchase program on February 5, 2014, which commenced during the second quarter of 2014. The company is targeting to spend a total of $1,375 to $1,475 million to repurchase shares for full-year 2014.

Outlook
Based on a forecast of moderate growth in worldwide construction and slow growth in industrial markets for the remainder of the year, the company reaffirms its outlook for 2014. Revenues for the full-year 2014 are expected to increase 3 percent to 4 percent with full-year reported EPS from continuing operations expected to be in the range of $2.95 to $3.10. Restructuring expenses are expected to approximate $0.10 per share. Excluding these costs, adjusted EPS for 2014 continuing operations are expected to be in the range of $3.05 to $3.20. The forecast includes a tax rate of 25 percent for continuing operations and an average diluted share count for the full year of approximately 275 million shares. Free cash flow for full-year 2014 is expected to approximate $900 million.
Second-quarter 2014 revenues are expected to increase 4 percent to 5 percent with reported EPS from continuing operations for the second-quarter in the range of $1.08 to $1.12. Restructuring expenses are expected to approximate $0.01 per share. Excluding these costs, adjusted EPS for second-quarter 2014 continuing operations are expected to be in the range of $1.09 to $1.13. The second-quarter forecast reflects an ongoing tax rate of 25 percent for continuing operations and an average diluted share count of approximately 275 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, our share repurchase program including the amount of shares to be repurchased and timing of such repurchases, our projected 2014 second-quarter and full-year financial performance and assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, our ability to fully realize the expected benefits of the completed spinoff and restructuring, global economic conditions, demand for our products and services and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2013 and other SEC filings. We assume no obligation to update these forward-looking statements.
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables attached to this news release.
All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from

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continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.
Ingersoll Rand (NYSE:IR)advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands-including Club Car®, Ingersoll Rand®, Thermo King® and Trane®-work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $12 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

# # #
04/23/14
(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flow

•	Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter
	ended March 31,
	2014	2013
Net revenues	$2,722.9	$2,639.0
Cost of goods sold	(1,954.8)	(1,912.6)
Selling & administrative expenses	(613.1)	(606.4)
Operating income	155.0	120.0
Interest expense	(52.0)	(60.6)
Other income (expense), net	2.2	0.5
Earnings (loss) before income taxes	105.2	59.9
Provision for income taxes	(24.5)	(4.5)
Earnings (loss) from continuing operations	80.7	55.4
Discontinued operations, net of tax	2.9	39.2
Net earnings (loss)	83.6	94.6
Less: Net earnings attributable to noncontrolling interests	(4.6)	(6.6)
Net earnings (loss) attributable to Ingersoll-Rand plc	$79.0	$88.0

Amounts attributable to Ingersoll-Rand plc ordinary
shareholders:
Continuing operations	$76.1	$50.5
Discontinued operations	2.9	37.5
Net earnings	$79.0	$88.0

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.27	$0.17
Discontinued operations	0.01	0.12
	$0.28	$0.29

Weighted-average number of common shares
outstanding:
Diluted	282.3	302.5

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter
	ended March 31,
	2014	2013
Climate
Net revenues	$2,040.8	$1,958.7
Segment operating income *	131.0	71.5
and as a % of Net revenues	6.4%	3.7%

Industrial
Net revenues	682.1	680.3
Segment operating income *	79.3	100.8
and as a % of Net revenues	11.6%	14.8%

Gain (loss) on sale/(asset impairment)	—	—
Unallocated corporate expense	(55.3)	(52.3)

Total
Net revenues	$2,722.9	$2,639.0
Consolidated operating income	$155.0	$120.0
and as a % of Net revenues	5.7%	4.5%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended March 31, 2014
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$2,722.9	$—		$2,722.9

	Operating income	155.0	8.9	(a)	163.9
	Operating margin	5.7%			6.0%

	Earnings from continuing operations before income taxes	105.2	8.9	(a)	114.1
	Provision for income taxes	(24.5)	(2.1)	(b)	(26.6)
	Tax rate	23.3%			23.3%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	76.1	6.8	(c)	82.9

	Diluted earnings per common share
	Continuing operations	$0.27	$0.02		$0.29

	Weighted-average number of common shares outstanding
	Diluted	282.3	—		282.3

	Detail of Adjustments:
(a)	Restructuring costs		$8.9
(b)	Tax impact		(2.1)
(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$6.8
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions, except per share amounts)

UNAUDITED

		For the quarter ended March 31, 2013
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$2,639.0	$—		$2,639.0

	Operating income	120.0	22.1	(a)	142.1
	Operating margin	4.5%			5.4%

	Earnings from continuing operations before income taxes	59.9	22.1	(a)	82.0
	Provision for income taxes	(4.5)	(4.9)	(b)	(9.4)
	Tax rate	7.5%			11.5%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	50.5	17.2	(c)	67.7

	Diluted earnings per common share
	Continuing operations	$0.17	$0.05		$0.22

	Weighted-average number of common shares outstanding
	Diluted	302.5	—		302.5

	Detail of Adjustments:
(a)	Restructuring costs		22.1
(b)	Tax impact		(4.9)
(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$17.2
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.
The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of non-GAAP to GAAP
(In millions)
UNAUDITED

	For the quarter ended March 31, 2014		For the quarter ended March 31, 2013
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,040.8		$1,958.7

Segment operating income	$131.0	6.4%	$71.5	3.7%
Restructuring costs	4.2	0.2%	17.3	0.8%
Adjusted operating income	135.2	6.6%	88.8	4.5%
Depreciation and amortization	64.1	3.2%	64.8	3.3%
EBITDA	$199.3	9.8%	$153.6	7.8%

Industrial
Net revenues	$682.1		$680.3

Segment operating income	$79.3	11.6%	$100.8	14.8%
Restructuring costs	3.0	0.5%	2.8	0.4%
Adjusted operating income	82.3	12.1%	103.6	15.2%
Depreciation and amortization	8.6	1.2%	10.9	1.6%
EBITDA	$90.9	13.3%	$114.5	16.8%

Corporate
Unallocated corporate expense	$(55.3)		$(52.3)
Restructuring costs	1.7		2.0
Adjusted corporate expense	(53.6)		(50.3)
Depreciation and amortization	9.6		8.0
EBITDA	$(44.0)		$(42.3)

Total Company
Net revenues	$2,722.9		$2,639.0

Operating income	$155.0	5.7%	$120.0	4.5%
Restructuring costs	8.9	0.3%	22.1	0.9%
Adjusted operating income	163.9	6.0%	142.1	5.4%
Depreciation and amortization	82.3	3.0%	83.7	3.2%
EBITDA	$246.2	9.0%	$225.8	8.6%
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.
The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.
We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.
The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.
As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	March 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$897.9	$1,937.2
Accounts and notes receivable, net	2,086.1	2,071.5
Inventories	1,348.4	1,166.1
Other current assets	554.0	541.9
Total current assets	4,886.4	5,716.7
Property, plant and equipment, net	1,468.3	1,468.4
Goodwill	5,533.3	5,540.6
Intangible assets, net	3,888.7	3,922.0
Other noncurrent assets	997.3	1,010.4
Total assets	$16,774.0	$17,658.1

LIABILITIES AND EQUITY
Accounts payable	$1,240.1	$1,163.0
Accrued expenses and other current liabilities	1,788.6	1,877.9
Short-term borrowings and current maturities of long-term debt	373.9	367.7
Total current liabilities	3,402.6	3,408.6
Long-term debt	3,152.3	3,153.5
Other noncurrent liabilities	3,869.4	3,964.7
Equity	6,349.7	7,131.3
Total liabilities and equity	$16,774.0	$17,658.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flow
(In millions)

UNAUDITED

	For the quarter
	ended March 31,
	2014	2013
Operating Activities
Income from continuing operations	$80.7	$55.4
Depreciation and amortization	82.3	83.7
Changes in assets and liabilities and other non-cash items	(247.8)	(156.3)
Net cash from operating activities of continuing operations	(84.8)	(17.2)
Net cash from operating activities of discontinued operations	(41.2)	9.2
Net cash from operating activities	(126.0)	(8.0)

Investing Activities
Capital expenditures	(50.5)	(67.1)
Other investing activities, net	(1.7)	4.2
Net cash from investing activities of continuing operations	(52.2)	(62.9)
Net cash from investing activities of discontinued operations	—	(4.3)
Net cash from investing activities	(52.2)	(67.2)

Financing Activities
Net debt proceeds (repayments)	4.4	2.4
Dividends paid to ordinary shareholders	(65.8)	(62.8)
Repurchase of ordinary shares	(787.7)	—
Other financing activities, net	(2.5)	90.7
Net cash from financing activities of continuing operations	(851.6)	30.3
Net cash from financing activities of discontinued operations	—	(3.7)
Net cash from financing activities	(851.6)	26.6

Effect of exchange rate changes on cash and cash equivalents	(9.5)	(0.6)
Net increase (decrease) in cash and cash equivalents	(1,039.3)	(49.2)
Cash and cash equivalents - beginning of period	1,937.2	708.4
Cash and cash equivalents - end of period	$897.9	$659.2

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)

UNAUDITED

	December 31,	March 31,
	2013	2013	2014
Net Receivables	$2,071	$1,920	$2,086
Days Sales Outstanding	61.0	66.4	69.9

Net Inventory	$1,166	$1,300	$1,348
Inventory Turns	7.6	5.9	5.8

Accounts Payable	$1,163	$1,162	$1,240
Days Payable Outstanding	47.9	55.4	57.9

			Quarter ended
			March 31, 2014

Cash flow from operating activities (a)			$(126.0)
Capital expenditures (a)			(50.5)

Free cash flow			$(176.5)
(a)Includes both continuing and discontinued operations. Cash flow from operating activities includes spending related to restructuring costs.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION